Morgan Stanley New Discoveries Fund
                     Item 77(o) 10f-3 Transactions
                  April 1, 2001 - September 30, 2001


Security Date of    Price    Shares  %of     Total        Purcha  Broker
         Purchase   Of       Purcha  Assets  Issued       sed
                    Shares   sed                          By
                                                          Fund
Infineon 07/12/01   $21.33   33,400  0.090%  $60,000,000  0.056%  Goldman
Technolo                                     .00                  Sachs
gies

F:\legal\nsar\newdis\newdis10f-3